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                                                                  Exhibit 10.39


                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


         This Amendment No. 1 to Employment Agreement (this "Amendment") is made and entered into as of January 1, 1999, by and between Werner Co., a Pennsylvania corporation (the "Company"), successor by merger to Werner Management Co. ("WMC") and ______________________ ("Executive").

         WHEREAS, WMC and Executive entered into an Employment Agreement as of November 24, 1997 (the "Agreement") which govern the terms and conditions of Executive's employment with the Company; and

         WHEREAS, on June 30, 1998, WMC was merged with and into the Company with the Company being the surviving corporation; and

         WHEREAS, the Company and Executive desire to enter into this Amendment to amend certain terms of the Agreement.

         NOW THEREFORE, the Company and Executive agree as follows:


         1.       AMENDMENT TO PERFORMANCE BASED COMPENSATION.
         Section 3.2 of the Agreement shall be amended by deleting the second sentence following the chart contained in Section 3.2, which sentence reads as follows: "The EBITDA targets for the 1999, 2000, 2001 and 2002 fiscal years are set out in Exhibit 2, attached." In addition, Exhibit 2 of the Agreement is hereby deleted in its entirety.

         2.       REMAINING PROVISIONS.
         All provisions of the Agreement not otherwise amended by this Amendment shall remain in full force and effect.

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         IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.


                                         WERNER CO., a Pennsylvania
                                         Corporation



                                         By:      ________________________
                                         Title:   ________________________



                                         EXECUTIVE


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